                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        The Columbia Gas System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (4) Date filed:

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
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1997
--------------------------------------------------------------------------------



                                     [LOGO]

You are cordially invited to attend the Annual Meeting of Stockholders of The Columbia Gas System, Inc. (the "Corporation"), a Delaware corporation, which will be held at The Westin William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania, on Wednesday, May 21, 1997, at 9:00 a.m. (EDT), to consider and act upon the following proposals:

   1.  The election of four Directors, each to serve for a term of three years.

   2. Approval of the selection of Arthur Andersen LLP as independent public accountants.

   3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors fixed the close of business on March 24, 1997, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

PLEASE VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY EVEN IF YOU PRESENTLY INTEND TO ATTEND THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY NEVERTHELESS VOTE PERSONALLY ON ALL MATTERS WITH RESPECT TO WHICH SUCH STOCKHOLDER IS ENTITLED TO VOTE.

 By order of the Board of Directors.




                                   /s/ CAROLYN MCKINNEY AFSHAR
                                   Carolyn McKinney Afshar
                                   Secretary

Reston, Virginia
April 15, 1997

Office of the Secretary
The Columbia Gas System, Inc.
12355 Sunrise Valley Drive
Suite 300
Reston, Virginia 20191-3420

                                PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies made on behalf of the Board of Directors of The Columbia Gas System, Inc., a Delaware corporation (the "Corporation"), to be used at the Annual Meeting of Stockholders to be held on May 21, 1997. The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is April 15, 1997.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expense of transmitting copies of the proxy material to the beneficial owners of stock held in their names will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited in person or by telephone or telegraph; such solicitation on behalf of the Board of Directors may be made by Directors, officers and regular employees of the Corporation and by representatives of Morrow & Company, a proxy solicitation firm. The Corporation has agreed to pay Morrow & Company a fee of $8,500, plus reasonable expenses, for its services in this regard. No additional consideration will be paid to Directors, officers and regular employees for solicitation activities.

A stockholder signing and returning a proxy has the power to revoke it at any time before the exercise thereof.

                                 ANNUAL REPORT

An Annual Report for the year ended December 31, 1996, containing financial and other information about the Corporation and its subsidiaries, has been mailed to all stockholders of record.

                         VOTING SECURITIES OUTSTANDING

At the close of business on March 24, 1997, the record date for the Annual Meeting, the Corporation had 55,349,562 outstanding shares of common stock, each of which is entitled to one vote.

Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock of the Corporation as of the record date shall constitute a quorum. Votes cast at the Annual Meeting will be tabulated by inspectors of election appointed by the Corporation. Shares of stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, where the record holder has indicated on the proxy card or has otherwise notified the Corporation that it does not have power to vote shares represented by the proxy ("a broker non-vote"), the shares will be treated as present at the Annual Meeting for purposes of determining a quorum.

Other than with respect to the election of Directors discussed below, all other matters that come before the Annual Meeting require an approval of a majority of the shares of stock present and entitled to vote thereon. Therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes will be treated as shares not entitled to vote and will not be included in the calculation of the number of votes constituting a majority of shares present and entitled to vote.

                            1. ELECTION OF DIRECTORS

The Board of Directors is divided into three classes. Directors of only one class are elected at each annual meeting. The regular term of only one class of Directors will expire annually, and any particular Director stands for election only once in each three-year period. In the event a vacancy occurs on the Board of Directors, the remaining Directors are authorized to fill the vacancy for the unexpired term.

To be elected, a nominee must receive the affirmative vote of a plurality of the votes cast by the shares present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of Directors will not affect the election of the candidates receiving a plurality of the votes.

Four Directors are to be elected at the 1997 Annual Meeting.

CUMULATIVE VOTING FOR DIRECTORS entitles each stockholder to votes equal to the number of shares of stock the stockholder owns multiplied by the number of Directors to be elected--in this case four. All votes can be cast for one nominee or divided among more than one. A vote marked "withheld" from a nominee(s) on the proxy will not be treated as an indication of an intention to vote cumulatively. To vote cumulatively, the stockholder should line through the names of the nominees from whom votes are withheld and write "cumulate" or "vote all shares for other nominees" on the proxy card. In a case where a proxy is signed but not marked, the proxies will not be voted cumulatively; shares will be voted for all nominees.

NOMINEES. It is the intention of the Proxies named in the enclosed form of proxy to vote all duly-executed proxies at this meeting, unless authority is withheld, for the election of the following four nominees: Wilson K. Cadman, James P. Heffernan, J. Bennett Johnston and James R. Thomas, II. If, at the time of the meeting, any of the nominees named is not available to serve as a Director, the proxies may be voted for a substitute nominee designated by the Board, or the Board may reduce the number of Directors as authorized under the By-Laws. Ernesta G. Procope, who belonged to the class of Directors whose term expires in 1997, retired April 1, 1997, and thus has not been nominated to stand for re-election.


                       INFORMATION REGARDING THE DIRECTORS

NAMES OF DIRECTORS, PRINCIPAL OCCUPATION AND OTHER INFORMATION:

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE FOLLOWING NOMINEES.

NOMINEES FOR DIRECTOR FOR A NEW TERM TO EXPIRE IN 2000 ARE:

WILSON K. CADMAN
Director since 1993
Age 69. Private investor since 1992. Former Chairman, President and Chief Executive Officer, Kansas Gas & Electric Company. Retired Vice Chairman of Western Resources, Inc. Director, El Paso Electric Co., Inc. and Clark/Bardes Companies.

J. BENNETT JOHNSTON
Director since February 1997
Age 64. Chief Executive Officer, Johnston and Associates, a government and business consulting firm in Washington, D.C. Served in the United States Senate for the past 24 years until he retired in January 1997. Former Chairman, U.S. Senate Committee on Energy and Natural Resources; former member, U.S. Senate committees on the budget, appropriations, defense, aging and intelligence. Director, Chevron Corp. and Freeport McMoRan Copper & Gold.

JAMES P. HEFFERNAN
Director since 1993
Age 51. Investor and investment banker since 1996. Managing Director of Whitman Heffernan Rhein & Co., Inc., investment advisory and merchant banking firm, 1987 to 1996; Chief Financial Officer and Director of Danielson Holding Corporation, 1990 to 1996, and Director of its subsidiary, Danielson Trust Company, 1993 to 1996; Chairman, Herman's Holdings, Inc., 1993 to 1996; and Chairman, 1995 to 1996, and Director of its subsidiary, Herman's Sporting Goods, Inc., 1993 to 1996.

JAMES R. THOMAS, II
Director since 1990
Age 71. Private investor since 1983. Retired President and Chief Executive Officer of Carbon Industries, Inc. Director of One Valley Bank, N.A. and Camcare, Inc.

CURRENT DIRECTORS WHO ARE NOT STANDING FOR RE-ELECTION BECAUSE THEIR TERMS DO NOT EXPIRE UNTIL 1998 ARE:

RICHARD F. ALBOSTA
Director since 1995
Age 59. Independent consultant since October 1994. Chairman, President and Chief Executive Officer of Enserch Environmental Corporation, an environmental services and remediation firm, January 1994 to October 1994. President and Chief Executive Officer, 1986 to 1994 and Chairman, 1990 to 1994 of Ebasco Services, Inc., an international consulting, engineering, construction and environmental services firm.

MALCOLM JOZOFF
Director since 1995
Age 57. Chairman, President & Chief Executive Officer of The Dial Corporation since May 1996. Chairman and Chief Executive Officer of Lenox, Inc., a manufacturer of consumer durables, 1993 to 1995. Previously President, Health Care Products and Corporate Group Vice President, The Procter and Gamble Company, Inc. Director, Chemtrak, Inc.*

DOUGLAS E. OLESEN
Director since 1995
Age 58. President and Chief Executive Officer of Battelle Memorial Institute, an international technology organization, since 1987. Director, The B. F. Goodrich Company; Battelle Institute Limited; Scientific Advances, Inc.; and Survey Research Associates, Inc. Member, Capital Club Board of Governors.

DONALD P. HODEL
Director since 1995
Age 61. Managing Director of Summit Group International, Ltd., an energy consulting firm, since 1990. Secretary of the U.S. Department of the Interior, 1985 to 1989. Secretary of the U.S. Department of Energy, 1982 to 1985. Director of MAPCO, Inc.; Energy Investors Acquisition Corporation; Taylor Energy Company; Hart Publishing, Inc.; Eagle Publishing, Inc.; Conserve Resources, Inc.; and Thermall Corporation.

GERALD E. MAYO
Director since 1994
Age 64. Private investor since 1995. Chairman of the Board, Midland Life Insurance Company (formerly Midland Mutual Life Insurance Company) (Chairman and President, 1980 to 1995); Chairman, Midland Financial Services (Chairman and President, 1994 to 1995). Director, HBO & Co. of Atlanta and Borror Corporation.

CURRENT DIRECTORS WHO ARE NOT STANDING FOR RE-ELECTION BECAUSE THEIR TERMS DO NOT EXPIRE UNTIL 1999 ARE:

ROBERT H. BEEBY
Director since 1993
Age 65. Chairman of the Board of Service America Corporation, a vending and food service company, 1992 to 1996; President and Chief Executive Officer of Frito-Lay, Inc., 1989 to 1991 and Pepsi-Cola International, 1984 to 1988. Director of Church & Dwight Co., Inc.; Marketing Corp. of America; Applied Extrusion Technologies, Inc.; and A. C. Nielsen Co.**

MALCOLM T. HOPKINS
Director since 1982
Age 68. Private investor since 1984. Retired Vice Chairman, Chief Financial Officer and Director of the former St. Regis Corporation. Director of Metropolitan Series Fund, Inc.; State Street Research Portfolios, Inc.; MAPCO, Inc.; EMCOR Group, Inc.; Phar-Mor, Inc.; and U.S. Home Corporation.

WILLIAM E. LAVERY
Director since 1985
Age 66. President Emeritus, Virginia Polytechnic Institute and State University; President, 1975 to 1988. Director of First Union Bank of Virginia and Shenandoah Life Insurance Company.

WILLIAM R. WILSON
Director since 1987
Age 69. Private investor since 1992. Retired Chairman of the Board and Chief Executive Officer of Lukens, Inc., manufacturer of steel and industrial products. Director of Acme Metals Incorporated; Provident Mutual Life Insurance Company; and L.F. Driscoll Co.

OLIVER G. RICHARD III
Director since 1995
Age 44. Chairman, Chief Executive Officer and President of The Columbia Gas System, Inc., since 1995. Chairman, New Jersey Resources Corporation, 1992 to 1995; President and Chief Executive Officer, 1991 to 1995. President and Chief Executive Officer of Northern Natural Gas Company, 1989 to 1991. Executive Vice President and Senior Vice President, Enron Gas Pipeline Group, 1987 to 1988. Vice President and General Counsel of Tenngasco, a subsidiary of Tenneco Corporation, 1985 to 1987. Federal Energy Regulatory Commission member, 1982 to 1985. Director and 2nd Vice Chairman, Interstate Natural Gas Association of America; Director, American Gas Association and National Petroleum Council; member, Virginia Business Council, Battelle Energy Industry Advisory Committee, and President's Commission on Critical Infrastructure Protection.


*In 1993, in connection with a civil proceeding brought by the U.S. Securities and Exchange Commission, Mr. Jozoff consented, without admitting or denying the allegations, to the entry of an order enjoining him from violating Section 10(b) of the Securities Exchange Act of 1934.

**In 1992, when Mr. Beeby had been with Service America Corporation for two months, Service America Corporation filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The federal securities laws require the Corporation's Directors and certain officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the U.S. Securities and Exchange Commission ("SEC") and The New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Corporation.

To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, there are no greater-than-ten-percent beneficial owners, and the Corporation's officers and Directors made all required filings during the fiscal year ended December 31, 1996, on a timely basis, except that Dr. Douglas E. Olesen inadvertently did not timely file two Form 4's Statement of Changes in Beneficial Ownership. The filings were made on July 26, 1996, for the months ending May 31, 1996, and June 30, 1996, 46 and 16 days late, respectively. Also, Ms. Catherine G. Abbott inadvertently did not file a Form 4 Statement of Changes in Beneficial Ownership for the month ending July 31, 1996. The information was filed on February 14, 1997, on a Form 5 Annual Statement of Beneficial Ownership of Securities.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth the beneficial ownership of common stock by stockholders who own greater than 5 percent of the outstanding shares as of January 31, 1997, by Directors (including one who retired in 1997), by each of the officers whose compensation is disclosed in the Summary Compensation Table, and by all Directors and executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

     (1)                 (2)                                       (3)                             (4)
Title of Class        Name and                             Amount and Nature                     Percent
                       Address                          of Beneficial Ownership**               of Class
---------------------------------------------------------------------------------------------------------------------------
                                           Shared      Sole      Shared      Sole
                                           Voting     Voting   Investment Investment    Total
                                            Power      Power      Power      Power      Owned
---------------------------------------------------------------------------------------------------------------------------
5% HOLDERS

   Common       Prudential Insurance      2,673,722   201,420   2,810,522   201,420   3,011,942   5.46
                 Company of America
                  Prudential Plaza
                Newark, NJ 07102-3777
---------------------------------------------------------------------------------------------------------------------------
   Common         The Capital Group          -0-     2,218,000     -0-     4,509,700  4,509,700    8.2
                   Companies, Inc.
                333 South Hope Street
                Los Angeles, CA 90071
---------------------------------------------------------------------------------------------------------------------------
   Common     Putnam Investments, Inc.     34,442       -0-     3,492,217     -0-     3,492,217    6.4
               One Post Office Square
                  Boston, MA 02109
===========================================================================================================================

DIRECTORS

   Common           R. F. Albosta                                  -0-                              *
---------------------------------------------------------------------------------------------------------------------------
   Common            R. H. Beeby                                  1,000                             *
---------------------------------------------------------------------------------------------------------------------------
   Common           W. K. Cadman                                   -0-                              *
---------------------------------------------------------------------------------------------------------------------------
   Common          J. P. Heffernan                                2,000                             *
---------------------------------------------------------------------------------------------------------------------------
   Common            D. P. Hodel                                   500                              *
---------------------------------------------------------------------------------------------------------------------------
   Common           M. T. Hopkins                                 5,519                             *
---------------------------------------------------------------------------------------------------------------------------
   Common          J. B. Johnston                                  -0-                              *
---------------------------------------------------------------------------------------------------------------------------
   Common             M. Jozoff                                   1,000                             *
---------------------------------------------------------------------------------------------------------------------------
   Common           W. E. Lavery                                  1,100                             *
---------------------------------------------------------------------------------------------------------------------------
   Common            G. E. Mayo                                   2,000                             *
---------------------------------------------------------------------------------------------------------------------------
   Common           D. E. Olesen                                   835                              *
---------------------------------------------------------------------------------------------------------------------------
   Common           E. G. Procope                                 1,175                             *
---------------------------------------------------------------------------------------------------------------------------
   Common         O. G. Richard III                              44,705                             *
---------------------------------------------------------------------------------------------------------------------------
   Common         J. R. Thomas, II                                1,500                             *
---------------------------------------------------------------------------------------------------------------------------
   Common           W. R. Wilson                                  6,000                             *
===========================================================================================================================

OFFICERS

   Common           C. G. Abbott                                 2,000***                           *
---------------------------------------------------------------------------------------------------------------------------
   Common           S. J. Harvey                                   -0-                              *
---------------------------------------------------------------------------------------------------------------------------
   Common           J. P. Holland                                 3,169                             *
---------------------------------------------------------------------------------------------------------------------------
   Common          M. W. O'Donnell                                3,951                             *
---------------------------------------------------------------------------------------------------------------------------
   Common          P. M. Schwolsky                                2,532                             *
---------------------------------------------------------------------------------------------------------------------------
   Common         R. C. Skaggs, Jr.                               2,272                             *
---------------------------------------------------------------------------------------------------------------------------
   Common           C. R. Tilley                                   277                              *
---------------------------------------------------------------------------------------------------------------------------
   Common All Executive Officers & Directors                     81,535                             *
             (22 Persons) as a Group****
---------------------------------------------------------------------------------------------------------------------------

    * Aggregate stock ownership (including exercisable options) as a percentage of class is less than 1 percent.

   ** Includes an allocation of shares held by the Trustee of the Employees'
      Thrift Plan of Columbia Gas System. Does not include shares of common stock covered by exercisable options. This information is shown on the stock option table on page 15.

  *** Includes 400 shares of common stock held by spouse as custodian for minor children.

 **** Includes holdings of R. C. Skaggs, Jr., even though he is not an executive officer or director of the Corporation.

                        STANDING COMMITTEES OF THE BOARD

AUDIT COMMITTEE - The Audit Committee recommends to the Board of Directors the independent public accountants who are to examine the financial statements for the ensuing year; meets periodically with the independent public accountants to review the scope of their audits, the internal accounting controls, the operation of the internal Audit Department and significant financial reporting matters; reviews management's plans for engaging the Corporation's independent public accountants for management advisory services; meets periodically with the Vice President and General Auditor of the Columbia Gas System Service Corporation to review the internal Audit Department charter, the annual program of audits and the Corporation's internal controls; and reviews issues with the independent public accountants, management and/or the Vice President and General Auditor which could have material impacts on the Corporation's financial position.

COMPENSATION COMMITTEE - The Compensation Committee periodically reviews and approves a general compensation policy and salary structure for management and professional personnel; approves all changes in base salaries of officers of the Corporation and its subsidiaries who are in a position to exercise discretionary judgment which can substantively influence the affairs of the Corporation; oversees and administers incentive compensation programs in a manner consistent with the terms of such plans as approved by the Board of Directors; reviews and makes recommendations on changes in major benefit programs of the Corporation's subsidiaries; consults with and advises senior management on major policies affecting human resources; and monitors plans for management development and succession planning for the Corporation and its subsidiaries.

EXECUTIVE COMMITTEE - The Executive Committee has the authority to act in the intervals between the meetings of the Board of Directors upon most matters requiring Board approval.

FINANCE COMMITTEE - The Finance Committee reviews and monitors the annual capital expenditure program, reviews financial plans and dividend policy, and reviews the management of investments of the Corporation's benefit plans.

CORPORATE GOVERNANCE COMMITTEE - The Corporate Governance Committee was established by the Board in June 1993 to provide counsel to the Board in regard to Board organization, membership and function. The Committee is responsible to the Board for the review and recommendation of Director candidates; the recommendation of a class of Directors for election at the Annual Meeting of Stockholders; recommendations regarding Director retirement age, tenure and removal for cause; review of all Board committee charters and recommendations regarding their number, structure, membership and function; and evaluation of the Chief Executive Officer. Stockholders wishing to submit names of Director candidates for consideration by the Committee should contact Carolyn McKinney Afshar, Secretary, for a copy of the procedures to be followed.

             BOARD AND BOARD COMMITTEES MEMBERSHIP AND MEETINGS HELD

                     Board   Audit  Compensation Executive  Finance  Corporate
                                                                     Governance
-------------------------------------------------------------------------------
  Meetings Held        9       4          5          2        3         4
-------------------------------------------------------------------------------
 R. F. Albosta         X       X*                             X
-------------------------------------------------------------------------------
 R. H. Beeby           X       X          X                   X
-------------------------------------------------------------------------------
 W. K. Cadman          X       X          X                   X
-------------------------------------------------------------------------------
 J. P. Heffernan       X                  X                   X*
-------------------------------------------------------------------------------
 D. P. Hodel           X       X                                        X
-------------------------------------------------------------------------------
 M. T. Hopkins         X       X          X          X                  X
-------------------------------------------------------------------------------
 M. Jozoff             X       X                              X         X
-------------------------------------------------------------------------------
 W. E. Lavery          X       X          X          X                  X
-------------------------------------------------------------------------------
 G. E. Mayo            X                  X*                  X         X
-------------------------------------------------------------------------------
 D. E. Olesen          X       X                              X
-------------------------------------------------------------------------------
 E. G. Procope         X                             X        X         X
-------------------------------------------------------------------------------
 O. G. Richard III     X*                            X*
-------------------------------------------------------------------------------
 J. R. Thomas, II      X                  X                             X*
-------------------------------------------------------------------------------
 W. R. Wilson          X       X          X          X        X
-------------------------------------------------------------------------------

* Denotes Chairperson

Each incumbent Director attended at least 75 percent of the total number of meetings of the Board and Board committees on which he or she served during the period of his/her service.

                        STANDARD DIRECTORS' COMPENSATION*
         1996 Directors' Compensation for Board and Committee Meetings:

                                    Retainer    Meeting Fee  Chairman's Fee
                                       ($)         ($)            ($)
-----------------------------------------------------------------------------
 Board                                27,250      1,250            --
-----------------------------------------------------------------------------
 Audit                                    --      1,250         3,000
-----------------------------------------------------------------------------
 Compensation                             --      1,250         3,000
-----------------------------------------------------------------------------
 Executive                             6,000        800            --
-----------------------------------------------------------------------------
 Finance                                  --      1,250         3,000
-----------------------------------------------------------------------------
 Corporate Governance                     --      1,250         3,000
-----------------------------------------------------------------------------

* The nonemployee Directors are also eligible to receive nonqualified stock options pursuant to the Corporation's Long-Term Incentive Plan (described in the Executive Compensation Report of this proxy statement). If the Corporation's Total Shareholder Return performance, compared with its peers, is at the third quartile, then nonemployee directors receive options for 3,000 shares of common stock; at the fourth quartile, options for 6,000 shares. For 1996 performance, the directors received options for 6,000 shares, granted and priced as of March 31, 1997.

No officer received any compensation for services as a Director while also serving as an officer of the Corporation.

The Corporation offers medical coverage to nonemployee Directors and pays the premium associated with their participation. The Corporation also reimburses them for the cost of Medicare Part B, if applicable. In addition, nonemployee Directors may elect to defer compensation for distribution at a later date. Deferred amounts will accrue interest at the prime rate and may be paid in a lump sum or in annual installments over ten years, or may be deferred into the Phantom Stock Plan for Outside Directors. Deferred amounts will be automatically paid in a lump sum following certain specified changes in control of the Corporation.

Following its approval by the stockholders at the 1996 Annual Meeting, the Phantom Stock Plan for Outside Directors was established. All of the Directors except two (one of whom has since retired) elected to participate in the plan in lieu of participating in the Retirement Plan for Outside Directors. Participating directors received phantom shares of equivalent actuarial value under the Phantom Stock Plan for Outside Directors. The Retirement Plan for Outside Directors is not available for nonemployee Directors assuming office after April 1996; rather, they will participate in the Phantom Stock Plan for Outside Directors, under which they receive 3,000 phantom shares upon being elected to the Board. Payment of benefits will commence upon termination of Board service or upon specified changes in control of the Corporation.

For the Directors remaining in the Retirement Plan, each nonemployee Director with a minimum of five years' service on the Board who retires after attaining age 65 or becoming disabled could receive annual retirement payments equal to the amount of the annual retainer for Board service at the time of retirement. Payments under the Retirement Plan will cease at the death of the Director unless the Director elected an actuarial equivalent option or, if death occurs before retirement but after eligibility is established, at the death of the surviving spouse. In the event of certain specified changes in control of the Corporation, a Director (regardless of years of service on the Board) could elect a lump sum payment equal to the present value of the retainer at the time of the election times the number of years of Board service, with a minimum of ten years.

                        1996 EXECUTIVE COMPENSATION PLAN

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

EXECUTIVE COMPENSATION REPORT TO STOCKHOLDERS

GENERAL - As reported in the Proxy Statement prepared for last year's Annual Meeting of Stockholders, the Compensation Committee (the "Committee") of the Corporation's Board of Directors approved a new total compensation program for the executive group, effective in 1996. Through the Committee, the Board of Directors has developed an aggressive "PAY FOR PERFORMANCE" executive compensation philosophy and programs to implement that philosophy. These programs combine to form the basis of the total compensation plan for senior management of the Corporation and its subsidiaries (the "System"), which is designed to focus management's attention on the Corporation's strategic business initiatives and financial performance objectives. The Committee believes that the design and execution of the executive compensation program implemented in 1996 is critical to the Corporation's future success by FOCUSING MANAGEMENT'S ATTENTION on the new competitive business environment through compensation awards largely based on COLUMBIA VALUE ADDED ("CVA") FINANCIAL PERFORMANCE MEASURES and SHAREHOLDER RETURN. CVA performance measures determine the real value of particular investments by the extent the return on that investment exceeds the cost of the investment, including the cost of capital.

COMPENSATION PHILOSOPHY - The Board of Directors believes that total compensation is not only payment for services rendered to the System, but also a means to provide a strong motivational vehicle for the achievement of key financial and strategic goals. The System provides executives with the opportunity to increase their total compensation above base salary through annual and longer-term incentive compensation programs. Goals and objectives within the executive compensation program are established such that their achievement will result in added value to the System over appropriate periods of time. This is how compensation is linked to corporate performance. To implement the pay for performance philosophy that the System instituted in 1996, its executive compensation program is designed to:

  - PLACE AT RISK significant amounts of the executives' total compensation.

  - Base greater amounts of the executives' total compensation upon CREATING LONG-TERM VALUE FOR THE STOCKHOLDERS.

  - TIE COMPENSATION MORE CLOSELY TO THE FORTUNES OF THE STOCKHOLDERS through the use of a combination of cash and STOCK-BASED INCENTIVE COMPENSATION PLANS.

  - Emphasize the achievement of both short- and longer-term internal VALUE ADDED PERFORMANCE MEASURES as well as STOCKHOLDER RETURN EXPECTATIONS in relationship to peer companies.

  - Provide total compensation rewards to executives in relation to the overall financial performance of the Corporation.

As a general matter, the executive compensation program is designed to provide base salary compensation and benefit levels that target the median of the marketplace in similar-sized utility and industrial companies; maintain equitable relationships among the compensation levels established for jobs within the System; provide for the recognition of performance delivered year-to-year and over the long term; and ensure that appropriate controls are in place for compensation to be fully earned. Because of the System's size and integrated nature, a number of well-known utility and industrial executive compensation surveys are utilized to determine competitive remuneration for executives. Most of the companies in the S&P Natural Gas Utility Index are included in one or more of these surveys. However, no single authoritative executive compensation survey currently covers all of the companies in the S&P Natural Gas Utility Index.

IMPLEMENTATION OF PHILOSOPHY - The System's executive compensation program is administered by the Committee. The Committee is composed of six independent, non-employee Directors. As of December 31, 1996, the System's executive total compensation program consisted of the following:

     1.   Base Salary Program

     2.   Annual Incentive Compensation Plan

     3.   Long-Term Incentive Plan

     4.   Benefit Plans

     5.   Other Arrangements

1. Base Salary Program - A base salary range is established for each executive position based on a comparison of compensation levels of similar positions in the external market. Competitive base salary levels are needed to attract and retain competent executives. Based on the utility and industrial compensation surveys referred to above, the base salary levels for the approximately 150 individuals comprising the executive and key employee group approximate the median for similar groups with corporations of similar size and complexity. Historically, individual performance reviews were conducted at least annually and were used, along with the relative position of the individual's salary within the salary range, to determine if any increase to base salary was warranted based on individual performance. A range of merit opportunities was preestablished on a uniform basis and the level of an increase within that range was based on an assessment of an individual's management skills and achievement against a variety of preestablished corporate and operating company goals. Throughout 1996, these goals included organizational goals pertaining to an executive's individual business unit as well as, in certain cases, financial goals. In keeping with the philosophy of placing more compensation at risk, in November 1996 the Committee decided to delay base salary increases for all participants in the executive compensation program for a period of one to two years, except in cases of promotions or marketplace equity adjustments.

2. Annual Incentive Compensation Plan - This plan, which was amended, restated and re-implemented effective January 1, 1996, provides the opportunity for payment of cash awards to key employees for attainment of specific goals which contributed directly to the present and future financial health of the System. Awards for 1996 performance, granted in 1997 after financial results for 1996 were final, are reflected in the Summary Compensation Table and in the Executive Compensation Report subsection entitled "1996 Chief Executive Officer's Pay." The award opportunities for 1996 ranged from zero to 75 percent of an individual's annual salary for meeting threshold targets, depending upon the achievement of CVA financial targets as well as the individual's level of responsibility within the organization and ability to contribute directly to the financial performance of the company. Additional amounts could be awarded for financial performance above the threshold target and, in certain circumstances, for individual performance. Prior to the effectiveness of the amended and restated Annual Incentive Compensation Plan on January 1, 1996, an Interim Cash Performance Award Program was authorized by the Committee. Eligibility for consideration in the Interim Cash Performance Award Program was based on the individual's level of responsibility within the organization and ability to contribute to the financial performance of the company. The award opportunities for 1995 ranged from zero to 35 percent of an individual's annual salary based on performance against pre-set goals. The higher the achievement and contribution to the Corporation, the larger the potential award could be. Performance measures included specific Return on Invested Capital financial targets as reflected in the Corporation's strategic business plan and other organizational goals which could contribute to the success of the company. The award for 1995 performance was made in March 1996 and, for the executive officers named in the Summary Compensation Table, is shown in that table. The interim program ended with the implementation of the revised Annual Incentive Compensation Plan referred to above, effective January 1, 1996.

3. Long-Term Incentive Plan - The executive compensation program also includes a component to bring special attention to the important area of stockholder return. The Long-Term Incentive Plan adopted in 1996 provides long-term incentives to officers and other key employees of System companies through the granting of incentive stock options, non-qualified stock options, stock appreciation rights, contingent stock awards, restricted stock awards, and/or any award in other forms that the Committee may deem appropriate, consistent with the plan's purpose. For option awards, generally the Corporation's Total Shareholder Return performance (stock price appreciation plus dividend accruals) will be compared to the S&P Natural Gas Utility Index as included elsewhere in this Annual Proxy Statement. Presently, it is the intent of the Committee to provide awards of options primarily when the Corporation's Total Shareholder Return exceeds the median of companies which comprise this peer group. With respect to options, generally the amount of awards to each participant will be based upon the evaluation of a key employee's position, individual performance, and the Corporation's Total Shareholder Return, though option awards to key employees may be made for reasons other than Total Shareholder Return, subject to the discretion of the Committee. The purchase price per share of stock deliverable upon the exercise of a nonqualified stock option will be 100 percent of the fair market value of the stock on the day of grant. The price of options issued under the plan will be credited with dividend equivalents. Such credits may be made directly through a reduction in the purchase price of stock subject to options. Alternatively, at the discretion of the Committee, dividend equivalent credits may be provided indirectly, for example through the establishment of an unsecured, unfunded bookkeeping "account" that would track dividends declared on the stock subject to options and that would be paid in cash to an optionee upon the exercise of an option or, in certain circumstances, upon expiration of the option. Contingent or restricted stock may also be awarded in very limited applications. The 1996 Long-Term Incentive Plan was approved by the stockholders of the Corporation on April 26, 1996, and the plan became effective as of February 21, 1996. Awards made in 1997 for 1996 performance are reflected in the Options Table elsewhere in this Proxy Statement as well as the subsection of this report entitled "1996 Chief Executive Officer's Pay."

4. Benefit Plans - The System maintains savings, retirement, medical, dental, long-term disability, life insurance and other benefit plans of general applicability. Federal regulations establish limits on the benefits which may be paid under savings and retirement plans qualified under the Internal Revenue Code ("IRC"). To maintain compliance, the System caps benefits under the qualified plans at the required levels. To provide comparable benefits to more highly compensated employees, the System has established a Thrift Restoration Plan and a Pension Restoration Plan, both of which are non-qualified and unfunded. However, the Pension Restoration Plan may be funded through a trust arrangement at the election of the beneficiary once a threshold liability of $100,000 has been reached. The Committee views these supplemental plans as part of the total compensation program for executives.

5. Other Arrangements - Mr. Richard, the Chairman, CEO, and President of the Corporation, Mr. Schwolsky, Senior Vice President and Chief Legal Officer of the Corporation, and Ms. Abbott, Chief Executive Officer and President of Columbia Gas Transmission Corporation and Chief Executive Officer of Columbia Gulf Transmission Company, were granted employment agreements upon hire. For a more detailed description of the agreements, please see "Employment Agreements" elsewhere in this Proxy Statement. When circumstances warrant, the Corporation and other companies in the System can enter into agreements seeking to retain the services of experienced management during periods of financial uncertainty. As a result of the Chapter 11 reorganization petition that the Corporation and its subsidiary, Columbia Gas Transmission Corporation, filed under the U.S. Bankruptcy Code, employment and retention agreements were entered into in July 1991 and expired in 1993. In order to retain experienced management, the Committee authorized the execution of new agreements upon approval by the Bankruptcy Court. Following the Corporation's emergence from bankruptcy in 1995, these employment and retention agreements have been terminated and are no longer in effect; however, payments were made pursuant to these agreements in 1996 as shown on the Summary Compensation Table.

DEDUCTIBILITY OF COMPENSATION - The Committee has reviewed the potential impact on the System of Section 162(m) of the IRC, which imposes a limit on tax deductions that the System may claim for annual compensation in excess of one million dollars paid to any of the CEO and the four other most highly compensated executive officers. The Committee has determined that under current compensation arrangements, the impact of Section 162(m) on the System would be limited and, therefore, has decided not to take any action at this time to meet the requirements for a deduction for the Annual Incentive Compensation Plan.

EVALUATION PROCESS - Each year, the Board of Directors of the Corporation reviews and approves strategic business and financial plans for the Corporation and each of its subsidiaries. In addition to various business strategies, these plans include specific financial targets such as CVA or other measures to evaluate whether stockholder value has increased.

The goals set forth in these strategic plans are the bases for evaluating the performance of the CEO of the Corporation and other senior executives whose compensation falls under the direct purview of the Committee. Attainment of meaningful strategic objectives over reasonable time periods increases value to stockholders, and the increased compensation opportunities for executives are directly linked to the attainment of these objectives.

1996 CHIEF EXECUTIVE OFFICER'S PAY

BASE SALARY - When Mr. Richard was hired as CEO in 1995, the Corporation entered into an employment agreement with Mr. Richard that provides a base salary of $750,000 per year, subject to such increases as may be approved by the Board. On March 19, 1996 the Committee approved a five percent increase, to $787,500 per year, in Mr. Richard's base salary in recognition of his exceptional performance since his employment in April 1995. The increase also reflected his leadership in restructuring the System and other contributions viewed favorably among investors, resulting in an increase in the price of the Corporation's common stock since April 1995. As noted above, in November 1996 the Committee decided to freeze the base salary of all members of the executive group except in cases of promotions or marketplace equity adjustments.

ANNUAL INCENTIVE PLAN - Under the provisions of the Interim Cash Performance Award Program as described above, on March 19, 1996, the Committee approved a cash award for Mr. Richard of $262,500 to recognize his exceptional performance and other contributions, as indicated above, in 1995. On February 18, 1997, in accordance with the Corporation's "pay for performance" compensation philosophy, the Committee approved a cash award for Mr. Richard of $710,000 under the amended and restated Annual Incentive Compensation Plan in recognition of the Corporation's exceeding threshold CVA goals and financial performance compared to peer companies, and of Mr. Richard's achieving his individual performance goals for 1996.

LONG-TERM INCENTIVE PLAN - Mr. Richard's employment agreement provides for contingent stock grants, including 5,000 shares per year on December 31 of each of the years 1995, 1996 and 1997, if he is employed by the Corporation on those dates. As Mr. Richard was employed by the Corporation on December 31, 1996, he received a grant for the equivalent of 5,000 shares of common stock (2,340 shares were withheld to pay taxes on the grant). In addition, subject to the receipt of necessary approvals, on the thirtieth day after the Corporation's discharge from bankruptcy, Mr. Richard's employment agreement provides that he was to receive a grant of options to purchase, at the then prevailing market price, 100,000 shares of the Corporation's common stock. Since the options could not be issued as of the thirtieth day following the Corporation's discharge from bankruptcy because the 1986 Long-Term Incentive Plan was no longer in effect and the 1996 Long-Term Incentive Plan had not yet been approved by the stockholders, the day after the options were issued (May 20, 1996), Mr. Richard received a cash payment of $481,250, less taxes, equal to the excess of the actual grant price over the fair market value of the shares on the thirtieth day following discharge from bankruptcy, as authorized by the Committee. On January 17, 1996, Mr. Richard's employment agreement was amended to provide for the issuance of restricted stock as compensation for performance, based upon his contributions and the increase in stock price from April 28, 1995, to December 28, 1995, the thirtieth day after the Corporation's emergence from bankruptcy. On May 20, 1996, Mr. Richard received a grant of 29,785 shares of restricted stock under such provisions of his employment agreement. To provide an additional incentive to Mr. Richard to continue his employment with the Corporation, the amended employment agreement provides that only 20 percent of such restricted stock vests each year, with the first 20 percent being vested on January 2, 1997, and an additional 20 percent being vested on the first business day of each of the four succeeding calendar years. In addition, on February 18, 1997, the Committee awarded Mr. Richard, under the 1996 Long-Term Incentive Plan, a grant of nonqualified stock options to purchase 60,000 shares of common stock at a price of $63.6875 per share, with one-third vested at the date of grant and exercisable six months therefrom, one-third on the first anniversary of grant, and one-third on the second anniversary of grant. The award is included in the Options Table.

                         BY THE COMPENSATION COMMITTEE:

               Gerald E. Mayo, Chairman      James P. Heffernan
               Robert H. Beeby               Malcolm T. Hopkins
               Wilson K. Cadman              James R. Thomas, II

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee, listed above, all served on the Committee for the entire 1996 fiscal year, except Mr. Hopkins, who was appointed to the Committee effective April 26, 1996. Mr. Wilson and Dr. Lavery served on the Compensation Committee from January 1, 1996, until April 26, 1996. None of the members of the Compensation Committee has served as an officer or employee of the Corporation or any of its subsidiaries.

                              EMPLOYMENT AGREEMENTS

As discussed in the Executive Compensation Report of the Compensation Committee elsewhere in this Proxy, in order to secure his services, the Corporation entered into an employment agreement with Mr. Richard for the position of Chairman, Chief Executive Officer and President of the Corporation. In addition to salary, options, bonus, restricted stock and other matters discussed in the Executive Compensation Report of the Compensation Committee and in last year's proxy statement, Mr. Richard's employment agreement provides for severance benefits to be paid to Mr. Richard in the event his employment is terminated without cause. The severance benefits would include payment of Mr. Richard's annual base salary, incentive compensation and fringe benefits for a period of 24 months. If Mr. Richard's employment is terminated due to a change in control of the Corporation (as defined in the agreement), the period of severance benefits is extended from 24 to 36 months, but the amount that may be paid to Mr. Richard, which would constitute "parachute payments" under the IRC, will be limited to the extent necessary to avoid the imposition of an excise tax under the IRC.

As discussed in last year's proxy statement, the Corporation has also entered into an employment agreement with Mr. Schwolsky to secure his services as Senior Vice President and Chief Legal Officer of the Corporation. In addition to stock-based grants that were disclosed in last year's proxy statement, the employment agreement with Mr. Schwolsky provides a base salary of $285,000 per year, subject to such increases as may be approved by the Board. Besides being eligible to participate in all incentive compensation plans and employee benefit programs provided to other senior executives of the System, upon retirement Mr. Schwolsky may receive supplemental pension payments to make up the difference, if any, between the System's pension benefits and those Mr. Schwolsky would have received from his previous employer. The employment agreement further provides for severance benefits to be paid to Mr. Schwolsky in the event his employment is terminated without cause. The severance benefits would include payment of Mr. Schwolsky's annual base salary, incentive compensation and fringe benefits for a period of 24 months. If Mr. Schwolsky's employment is terminated due to a change in control of the Corporation (as defined in the agreement), the period of severance benefits is extended from 24 to 36 months, but the amount that may be paid to Mr. Schwolsky, which would constitute "parachute payments" under the IRC, will be limited to the extent necessary to avoid the imposition of an excise tax under the IRC.

On January 17, 1996, the Corporation entered into an employment agreement with Ms. Abbott to secure her services as Chief Executive Officer of its transmission subsidiaries. The agreement provides for a base salary of $325,000 per year, subject to such increases as may be approved by the Board. The agreement also provides that Ms. Abbott is eligible to participate in all employee benefit programs provided to other transmission company executives and in all incentive compensation programs of the transmission companies appropriate for her status. In addition, the agreement provides for a contingent stock award for 1,500 shares of the Corporation's common stock. Following the approval of the Corporation's Long-Term Incentive Plan by the stockholders at the 1996 Annual Meeting, the contingencies were satisfied, and Ms. Abbott received 1,500 shares of common stock. The employment agreement further provides for severance benefits to be paid to Ms. Abbott in the event her employment is terminated without cause. The severance benefits would include payment of Ms. Abbott's annual base salary, incentive compensation and fringe benefits for a period of 24 months. If Ms. Abbott's employment is terminated due to a change in control of the Corporation (as defined in the agreement), the period of severance benefits is extended from 24 to 36 months, but the amount that may be paid to Ms. Abbott, which would constitute "parachute payments" under the IRC, will be limited to the extent necessary to avoid the imposition of an excise tax under the IRC.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Individual Grants                                Potential Realizable Value at
                                                                                     Assumed Annual Rates
                                                                                        of Stock Price
                                                                                 Appreciation for Option Term
------------------------------------------------------------------------------------------------------------------
          (a)               (b)            (c)            (d)           (e)            (f)           (g)
------------------------------------------------------------------------------------------------------------------
 Name                    Number of     % of Total    Exercise or    Expiration         5%            10%
                        Securities    Options/SARs    Base Price       Date            ($)           ($)
                        Underlying     Granted to       ($/Sh)
                       Options/SARs   Employees in
                        Granted (#)    Fiscal Year
------------------------------------------------------------------------------------------------------------------
  O. G. Richard III       100,000         100.0         48.6875*      5/20/06      3,061,931**   7,759,534**
 Chairman, CEO
 & President
------------------------------------------------------------------------------------------------------------------
  M. W. O'Donnell           -0-            0.0            N/A           N/A            N/A           N/A
 Senior Vice President &
 Chief Financial Officer
------------------------------------------------------------------------------------------------------------------
  P. M. Schwolsky           -0-            0.0            N/A           N/A            N/A           N/A
 Senior Vice President
 & Chief Legal Officer
------------------------------------------------------------------------------------------------------------------
  C. G. Abbott              -0-            0.0            N/A           N/A            N/A           N/A
 CEO of Corporation's Gas
 Transmission Segment
------------------------------------------------------------------------------------------------------------------
  R. C. Skaggs, Jr.***      -0-            0.0            N/A           N/A            N/A           N/A
 CEO & President of
 Columbia Gas of Ohio and
 Columbia Gas of Kentucky
------------------------------------------------------------------------------------------------------------------
  S. J. Harvey              -0-            0.0            N/A           N/A            N/A           N/A
 Vice President
 Columbia Gas System
 Service Corporation
------------------------------------------------------------------------------------------------------------------
  J. P. Holland             -0-            0.0            N/A           N/A            N/A           N/A
 former Chairman & CEO
 of Corporation's Gas
 Transmission Segment
------------------------------------------------------------------------------------------------------------------
  C. R. Tilley              -0-            0.0            N/A           N/A            N/A           N/A
 former Chairman & CEO
 of Corporation's Gas
 Distribution Segment
------------------------------------------------------------------------------------------------------------------

   * Exercise price shall be reduced by amounts paid as dividends on shares of stock as long as the option is outstanding and not exercised as to any shares of such stock, but in no event shall the exercise price be less than the par value of such stock.

  ** The potential realizable value shall increase as dividends are paid on stock subject to options.

 *** Information regarding Mr. Skaggs, although not required because he is not an "executive officer" as defined in the SEC's rules and regulations, is provided due to the level of his compensation.

                                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                  AND FY-END OPTION/SAR VALUES

          (a)                   (b)                   (c)                   (d)                   (e)
---------------------------------------------------------------------------------------------------------------
                                                                   Number of Securities  Value of Unexercised
                                                                        Underlying           In-the-Money
                                                                       Unexercised           Options/SARs
                                                                       Options/SARs         at Year-End ($)
                                                                      at Year-End (#)
---------------------------------------------------------------------------------------------------------------
 Name                    Shares Acquired        Value Realized         Exercisable/          Exercisable/
                          on Exercise (#)             ($)*             Unexercisable        Unexercisable*
---------------------------------------------------------------------------------------------------------------
 O. G. Richard III              -0-                   -0-              50,000/50,000        746,875/746,875
---------------------------------------------------------------------------------------------------------------
 M. W. O'Donnell                -0-                   -0-                11,440/0              289,396/0
 P. M. Schwolsky                -0-                   -0-                 5,000/0              162,875/0
 C. G. Abbott                   -0-                   -0-                   0/0                   -0-
 R. C. Skaggs, Jr.**           1,490                15,008                6,585/0              131,988/0
---------------------------------------------------------------------------------------------------------------
 S. J. Harvey                   -0-                   -0-                   0/0                   -0-
---------------------------------------------------------------------------------------------------------------
 J. P. Holland                15,960                176,240                 0/0                   -0-
 C. R. Tilley                 21,500                254,924                 0/0                   -0-
---------------------------------------------------------------------------------------------------------------

   * Market value of underlying securities at exercise or FY-end, minus the exercise or base price.

  ** Information regarding Mr. Skaggs, although not required because he is not an "executive officer" as defined in the SEC's rules and regulations, is provided due to the level of his compensation.

                           RELATED PARTY TRANSACTIONS

Until January 17, 1996, the date of her employment with the Corporation and its subsidiaries, Ms. Abbott was Chairman of the Board and a shareholder of Gem Energy Consulting, Inc. Until January 22, 1996, the date of his employment with the Corporation's subsidiary, Columbia Gas System Service Corporation, Mr. Harvey was a director, the secretary and a shareholder of Gem Energy Consulting, Inc. Gem Energy Consulting, Inc. had a consulting agreement with a subsidiary of the Corporation under which the consulting firm received $364,000 in 1996.

The compensation for services in all capacities payable to or earned by the executive officers of the Corporation and its subsidiaries during the year 1996 was as follows:

                                                   SUMMARY COMPENSATION TABLE

                                     Annual Compensation           Long-Term Compensation
---------------------------------------------------------------------------------------------------------------------------
                                                                     Awards             Payouts
---------------------------------------------------------------------------------------------------------------------------
           (a)              (b)        (c)          (d)         (f)          (g)          (h)         (i)
---------------------------------------------------------------------------------------------------------------------------
 Name and                  Year      Salary        Bonus    Restricted   Securities      LTIP      All Other
 Principal                                                     Stock     Underlying     Payouts    Comp.(2)
 Position(1)                                                  Awards   Options - SARs
---------------------------------------------------------------------------------------------------------------------------
                                       ($)          ($)         ($)          (#)          ($)         ($)
---------------------------------------------------------------------------------------------------------------------------
O. G. RICHARD III          1996      778,125   710,000(4)(5) 2,215,384     160,000        -0-       746,596
Chairman, CEO & President                                     (14)(15)     (11)(12)              (13)(23)(24)(2)
                          -------------------------------------------------------------------------------------------------
                           1995    528,125(3)   262,500(6)  516,875(15)      -0-          -0-     75,673(28)
                          -------------------------------------------------------------------------------------------------
                           1994        N/A
---------------------------------------------------------------------------------------------------------------------------
M. W. O'DONNELL            1996      322,575   210,000(4)(5)    -0-      25,000(11)       -0-    84,233(23)(2)
Senior Vice President     -------------------------------------------------------------------------------------------------
& Chief Financial Officer  1995      310,150   247,000(6)(8)    -0-       5,000(9)        -0-       13,879
                           1994      286,025  132,336(7)(19)    -0-          -0-          -0-       12,741
---------------------------------------------------------------------------------------------------------------------------
P. M. SCHWOLSKY            1996      321,250   234,000(4)(5)    -0-      25,000(11)       -0-   130,804(23)(2)
Senior Vice President     -------------------------------------------------------------------------------------------------
& Chief Legal Officer      1995    164,091(3)  115,000(6)(8)91,400(17)    5,000(10)       -0-     13,503(29)
                          -------------------------------------------------------------------------------------------------
                           1994        N/A
---------------------------------------------------------------------------------------------------------------------------
C. G. ABBOTT               1996    310,870(3)  234,000(4)(5)73,219(16)   25,000(11)       -0-   88,689(23)(25)
CEO of Corporation's      -------------------------------------------------------------------------------------------------
Gas Transmission Segment   1995        N/A
                          -------------------------------------------------------------------------------------------------
                           1994        N/A
---------------------------------------------------------------------------------------------------------------------------
R. C. SKAGGS JR.(33)       1996      258,891   171,600(4)(5)    -0-      25,000(11)   15,008(18) 13,801(26)(2)
CEO & President of        -------------------------------------------------------------------------------------------------
Columbia Gas Of Ohio and   1995      222,300     75,000(6)      -0-       3,000(9)    36,405(18) 12,252(30)(2)
Columbia Gas of Kentucky  -------------------------------------------------------------------------------------------------
                           1994      206,113     40,300(7)      -0-          -0-          -0-    8,382(32)(2)
---------------------------------------------------------------------------------------------------------------------------
S. J. HARVEY               1996    212,772(3)   101,300(5)      -0-      12,000(11)       -0-     76,623(23)
Vice President            -------------------------------------------------------------------------------------------------
Columbia Gas System        1995        N/A
Service Corporation       -------------------------------------------------------------------------------------------------
                           1994        N/A
---------------------------------------------------------------------------------------------------------------------------
J. P. HOLLAND              1996     27,208(3)       -0-         -0-          -0-      176,240(18)313,985(21)(2)
former Chairman & CEO     -------------------------------------------------------------------------------------------------
of Corporation's           1995      320,450     50,000(6)      -0-       5,000(9)        -0-     340,829(20)
Gas Transmission Segment  -------------------------------------------------------------------------------------------------
                           1994      295,020     54,414(7)      -0-          -0-          -0-       13,167
---------------------------------------------------------------------------------------------------------------------------
C. R. TILLEY               1996     61,183(3)       -0-         -0-          -0-      254,924(18)   569,775
former Chairman & CEO                                                                            (21)(22)(27)(2)
of Corporation's          -------------------------------------------------------------------------------------------------
Gas Distribution Segment   1995      362,725    100,000(6)      -0-       5,000(9)        -0-     42,548(31)
                          -------------------------------------------------------------------------------------------------
                           1994      345,175     49,340(7)      -0-          -0-          -0-     370,222(20)
---------------------------------------------------------------------------------------------------------------------------


(1) Includes Chief Executive Officer and four other most highly-compensated executive officers whose salary and bonus exceed $100,000 and two who would have been among the most highly-compensated had they been employed at year-end.

(2) Reflects employer contributions to the Employees' Thrift Plan of Columbia Gas System, which is qualified under the Internal Revenue Code, and the Thrift Restoration Plan, a nonqualified plan. Mr. Richard and Mr. Schwolsky were not yet participants in the Employees' Thrift Plan or Thrift Restoration Plan as of December 31, 1995. Ms. Abbott was not yet a participant in either plan as of December 31, 1996.

(3)  Partial year salary.

(4) The Compensation Committee required that fifty (50) percent of the 1996 Annual Incentive Program bonus to have been paid in 1997 be deferred for at least one year from the date it otherwise would have been paid.

(5) Reflects bonus paid in 1997 with respect to 1996 performance under the Annual Incentive Compensation Plan.

(6) Reflects bonus paid in 1996 with respect to 1995 performance under the Interim Cash Performance Award Program.

(7) Reflects bonus paid in 1995 with respect to 1994 performance under the Interim Cash Performance Award Program.

(8) Reflects payment for recognition of contributions during bankruptcy proceedings to Mr. O'Donnell for $163,000 and Mr. Schwolsky for $65,000.

(9) Options to purchase shares granted to top 31 executives on May 17, 1995, at a price of $28.99 per share, which vested 100% six months from the date of grant, on November 17, 1995.

(10) Options to purchase shares granted to Mr. Schwolsky upon his employment on June 5, 1995, at a price of $31.05 per share, which vested 100% six months from the date of grant, on December 5, 1995.

(11) Options to purchase shares granted to executive group on February 18, 1997, at a price of $63.6875 per share, which options vested one-third upon grant, exercisable in six months; one-third upon the first anniversary of grant; and one-third upon the second anniversary. Mr. Richard received options for 60,000 shares of common stock; Messrs. O'Donnell, Schwolsky and Skaggs and Ms. Abbott, options for 25,000 shares each; and Mr. Harvey, options for 12,000 shares.

(12) Pursuant to Mr. Richard's employment agreement dated March 15, 1995, and amended January 17, 1996, on May 20, 1996, Mr. Richard was granted a nonqualified stock option for 100,000 shares of common stock, 50,000 of which were vested on November 28, 1996, and the remaining 50,000 to vest on November 28, 1997. Dividends are associated with this award, with the exercise price being reduced by amounts paid as dividends on shares of common stock, as long as the option is outstanding and not exercised as to any shares of such common stock. In no event may the exercise price be less than the par value of such common stock.

(13) Pursuant to Mr. Richard's employment agreement dated March 15, 1995, and amended January 17, 1996, on May 21, 1996, Mr. Richard received a $481,250 cash payment, less taxes, representing the excess of the grant price of the options for 100,000 shares of common stock issued the previous date over the fair market value of the shares on the date the options would have been issued had the Corporation been able to issue the options following the discharge from bankruptcy. The common stock increased in value during this period from $43.875 to $48.6875 per share.

(14) Pursuant to Mr. Richard's employment agreement dated March 15, 1995, and amended January 17, 1996, on May 20, 1996, Mr. Richard was granted a restricted stock award for 29,785 shares of common stock. Mr. Richard receives dividends on the restricted stock as dividends are declared on shares of common stock. The restrictions are to be satisfied if Mr. Richard remains employed by the Corporation as follows: for 5,957 shares on each of the dates of January 2, 1997, January 2, 1998, January 4, 1999, January 3, 2000, and January 2, 2001. At Fiscal Year end the stock price was $63.625, for a total value of $1,895,071 for the restricted stock. On January 2, 1997, 5,957 shares were releasable to Mr. Richard at a value of $62.5625 per share, for a total value of $372,685. The actual amount of unrestricted shares issued was net of amounts withheld to pay taxes, or 3,170 shares.

(15) Pursuant to Mr. Richard's employment agreement dated March 15, 1995, and amended January 17, 1996, on April 28, 1995, Mr. Richard was granted a contingent stock award for 25,000 shares of common stock. The 25,000 shares vest as follows: 10,000 on May 1, 1995, and 5,000 per year on, and contingent upon his continued employment through, December 31, 1995, December 31, 1996, and December 31, 1997, respectively. On May 1, 1995, 10,000 shares were issued to Mr. Richard at a value of $29.75 per share, and on December 31, 1995, 5,000 shares were issued to him at a value of $43.875 per share, for a total value of $516,875. On December 31, 1996, 5,000 shares were issued to him at a value of $64.0625 per share, for a total value of $320,313. The actual amount of shares issued was net of amounts withheld to pay taxes, or 2,660 shares. No dividends are associated with this award.

(16) Pursuant to Ms. Abbott's employment agreement dated January 17, 1996, on January 17, 1996, Ms. Abbott was granted a contingent stock award for 1,500 shares of Common Stock to be issued to her upon approval of the Long-Term Incentive Plan by the stockholders of the Corporation, contingent upon her continued employment until that date. On May 17, 1996, 1,500 shares were issued to Ms. Abbott with a value of $48.8125 per share.

(17) On June 5, 1995, Mr. Schwolsky was granted 2,500 shares of Common Stock to be issued to him on September 5, 1995, contingent upon his employment through that date. On September 5, 1995, Mr. Schwolsky received 2,500 shares with a value of $36.56 per share.

(18) Exercised options under the Long-Term Incentive Program. In 1996, exercised option shares were 1,490 for Mr. Skaggs, 15,960 for Mr. Holland and 21,500 for Mr. Tilley. In 1995, exercised option shares were 3,000 for Mr. Skaggs.

(19) Payment provided pursuant to now expired Retention Agreement.

(20) Payment provided pursuant to now expired employment agreement in the amount of $349,600 for Mr. Tilley and $326,500 for Mr. Holland.

(21) Includes payments upon termination totalling $299,292 for Mr. Holland and $500,000 for Mr. Tilley.

(22) Includes payment of $49,417 for accrued vacation received upon retirement.

(23) Includes transfer expenses associated with the move of the corporate office from Delaware to Northern Virginia totalling $235,738 for Mr. Richard, $66,090 for Mr. O'Donnell, $126,304 for Mr. Schwolsky, $87,014 for Ms. Abbott, and $76,623 for Mr. Harvey.

(24) Includes perquisites consisting of personal use of company aircraft and financial planning aggregating $14,233.

(25) Includes perquisite consisting of personal use of company aircraft aggregating $1,675.

(26) Includes perquisites consisting of country club dues and financial planning aggregating $2,356.

(27) Includes perquisites consisting of country club dues and financial planning aggregating $16,687.

(28) Transfer expenses and compensation for benefits forfeited upon termination of prior employment.

(29) Transfer expenses.

(30) Includes perquisites consisting of country club dues aggregating $5,502.

(31) Includes perquisites consisting of personal use of company aircraft, country club dues and financial planning aggregating $11,416.

(32) Includes perquisites consisting of country club dues aggregating $1,479.

(33) Information regarding Mr. Skaggs, although not required because he is not an "executive officer" as defined in the SEC's rules and regulations, is provided due to the level of his compensation.

                             RETIREMENT INCOME PLAN

A noncontributory defined benefit pension plan is maintained for all employees of the Corporation's participating subsidiaries who are at least 21 years of age. The annual benefit under the pension plan is based upon final average annual compensation and years of credited service. Final average annual compensation is calculated using base compensation (shown in the "Summary Compensation Table" as "Salary") paid to the employee for the highest 36 months of the last 60 months prior to retirement.

Estimated annual benefits payable upon retirement are as follows with respect to the specified remuneration and years of credited service.

 ESTIMATED ANNUAL BENEFITS AS OF JANUARY 1, 1997, FROM RETIREMENT INCOME PLAN*

    Final Average               Representative Years of Credited Service**
  Annual Compensation  -------------------------------------------------------------------------------------
                             15             20             25            30             40            45
------------------------------------------------------------------------------------------------------------
           $                 $              $              $             $              $             $
------------------------------------------------------------------------------------------------------------
        250,000           54,533         72,711         90,889        109,067        115,317       121,567
        300,000           65,783         87,711         109,639       131,567        139,067       146,567
        400,000           88,283         117,711        147,139       176,567        186,567       196,567
        500,000           110,783        147,711        184,639       221,567        234,067       246,567
        600,000           133,283        177,711        222,139       266,567        281,567       296,567
        800,000           178,283        237,711        297,139       356,567        376,567       396,567
       1,000,000          223,283        297,711        372,139       446,567        471,567       496,567
       1,200,000          268,283        357,711        447,139       536,567        566,567       596,567

*    Estimates are based upon a straight-life annuity and the assumptions that
     (a) the Corporation's present retirement plan will be maintained and (b) retirement will not occur before age 65. These benefits are not subject to deduction for social security or other charges. Should an annual benefit exceed limitations imposed by federal law, the excess will be paid by the participating subsidiary as a supplemental pension under the Pension Restoration Plan. If the supplemental pension liability exceeds $100,000, then this liability may be funded through a trust arrangement at the option of the individual. The following former executive officers elected to have their accrued supplemental pension funded through a trust arrangement, and contributions made in 1996 were as follows: Mr. Tilley, $125,500; and Mr. Holland, $100,000. The liabilities of Messrs. Richard, Schwolsky and O'Donnell have reached $100,000, but to date they have not elected to fund their accrued pension. The liabilities of Mr. Skaggs, Ms. Abbott and Mr. Harvey had not yet reached $100,000, so no contributions were made in 1996 on their behalf. Such supplemental pensions are not available to these executives until retirement or termination of employment. Upon his retirement in 1996, Mr. Tilley received all his accrued retirement benefits.

** As of January 1, 1997 (or upon termination of employment), the credited years of service for retirement benefits for the individuals named in the Summary Compensation Table were as follows: Mr. Richard, 5 years; Mr. Holland, 21 years; Mr. O'Donnell, 26 years; Mr. Schwolsky, 5 years; Mr. Tilley, 39 years; Ms. Abbott, 0 years; Mr. Skaggs, 15 years; and Mr. Harvey, 0 years.

                                [PERFORMANCE GRAPH]





                FIVE-YEAR COMPARISON OF CUMULATIVE TOTAL RETURN*

         Columbia Gas ($)   S&P 500 Index ($)  S&P Natural Gas Utility Index ($)
--------------------------------------------------------------------------------
 DEC 91     100.00                100.00               100.00
--------------------------------------------------------------------------------
 Mar 92     102.90                 97.47                91.38
--------------------------------------------------------------------------------
 Jun 92      98.55                 99.33               101.69
 Sep 92     115.94                102.46               115.47
 DEC 92     110.87                107.62               110.47
 Mar 93     128.99                112.32               132.90
 Jun 93     143.48                112.86               142.76
 Sep 93     151.45                115.78               149.29
 DEC 93     129.71                118.46               131.15
 Mar 94     151.45                113.97               127.30
 Jun 94     156.52                114.45               130.22
 Sep 94     155.80                120.05               132.68
--------------------------------------------------------------------------------
 DEC 94     136.23                120.03               125.12
--------------------------------------------------------------------------------
 Mar 95     171.74                131.72               140.39
 Jun 95     184.06                144.29               149.83
 Sep 95     223.91                155.76               159.16
 DEC 95     254.34                165.13               176.97
 Mar 96     266.85                174.00               182.27
 Jun 96     302.68                181.81               202.89
 Sep 96     327.62                187.43               211.33
 DEC 96     373.09                203.05               235.18
--------------------------------------------------------------------------------

* Assumes $100 invested on December 31, 1991, and reinvestment of dividends.

           2. APPROVAL OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

At the Annual Meeting, approval of the selection of the independent public accountants to examine the financial statements of the Corporation and its subsidiaries, which will be included in the Annual Report to Stockholders for the year 1997, will also be voted upon. Arthur Andersen LLP has been recommended as such independent public accountants by the Board of Directors of the Corporation.

Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and be available to respond to appropriate questions by stockholders.

UNLESS THEY ARE DIRECTED OTHERWISE BY STOCKHOLDERS, THE PROXIES INTEND TO VOTE FOR PROPOSAL TWO.

                                3. OTHER MATTERS

The Board of Directors knows of no business constituting a proper subject for action by the stockholders that will be presented for consideration at the meeting other than that shown above. However, if any other business shall come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy with respect to any such business in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS FOR THE 1998 ANNUAL MEETING

Proposals of stockholders of record to be presented for a vote at the 1998 Annual Meeting of Stockholders must be received at the Corporation's Virginia address, 12355 Sunrise Valley Drive, Suite 300, Reston, Virginia 20191 on or before December 17, 1997.


                                   /s/ CAROLYN MCKINNEY AFSHAR
                                   Carolyn McKinney Afshar
                                   Secretary

     Please mark vote in oval in the following manner using dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL PROPOSALS.

                                                  For  Withhold For All
                                                  All  For All  Except                                          For Against Abstain
1.  ELECTION OF DIRECTORS:                                                 2.  SELECTION OF ARTHUR ANDERSEN LLP
                                                  / /    / /      / /          AS INDEPENDENT PUBLIC            / /   / /     / /
    William K. Cadman; James P. Heffernan;                                     ACCOUNTANTS
    J. Bennett Johnston; James R. Thomas, II
                                                                               THE PROXIES ARE AUTHORIZED TO
    (NOTE: IF THIRD OVAL IS MARKED, CROSS                                      VOTE IN THEIR DISCRETION UPON
    THROUGH NAME(S) FOR WHOM VOTES ARE WITHHELD.)                              SUCH OTHER BUSINESS AS MAY
                                                                               PROPERLY COME BEFORE THE
                                                                               MEETING.


                                        Signed
                                              --------------------------------

                                              --------------------------------

The Columbia Gas System, Inc.           Dated:                         ,  1997
                                              -------------------------

-------------------------------------------------------------------------------
                                  Detach Here






TO COLUMBIA GAS STOCKHOLDERS:

Columbia's Annual Meeting of Stockholders will be held at 9:00 a.m.
(EDT) on Wednesday, May 21, 1997, at the Westin William Penn Hotel,      [LOGO]
530 William Penn Place, Pittsburgh, Pennsylvania.

Attached is your proxy card. Please read both sides and then mark, sign and date it. Please detach and return the card promptly in the enclosed business reply envelope. No postage is required if it is mailed in the United States.

Thank you for voting on these very important proxy issues.

Carolyn McKinney Afshar
Secretary
The Columbia Gas System, Inc.


--------------------------------------------------------------------------------
 Return to the Columbia Gas System, Inc., c/o Harris Trust Company of New York,
                     P.O. Box 7051, Rockford, IL 61125-9945

                        CONFIDENTIAL VOTING INSTRUCTIONS

TO: FIDELITY MANAGEMENT TRUST COMPANY, N.A., TRUSTEE UNDER THE EMPLOYEES'
    THRIFT PLAN OF COLUMBIA GAS SYSTEM

--------------------------------------------------------------------------------
             PROXY FOR MAY 21, 1997, ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------
         (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

Fidelity Management Trust Company is hereby instructed to vote the equivalent number of shares of common stock of The Columbia Gas System, Inc., represented by my units, as indicated on the reverse side of this card, in the Columbia Gas System Stock Fund of the Employees' Thrift Plan at the Annual Meeting of Stockholders of The Columbia Gas System, Inc., to be held at the Westin William Penn Hotel in Pittsburgh, Pa., on May 21, 1997, at 9:00 a.m. (EDT) and at any adjournment thereof or on any business that may properly come before the meeting.

EVERY PROPERLY SIGNED VOTING INSTRUCTIONS FORM WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE OF THE CARD. IF NOT OTHERWISE SPECIFIED, THIS VOTING INSTRUCTIONS FORM WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AS DIRECTOR; FOR THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS; AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

If you receive more than one proxy card, please vote, sign and return all cards in the enclosed envelopes. Executors, administrators, trustees, etc., should give full title. For joint accounts, each joint owner should sign. Corporations should sign full corporation name by duly authorized officer with the signature attested by Corporate Secretary.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
            PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                                  Detach Here

     Please mark vote in oval in the following manner using dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL PROPOSALS.

                                                  For  Withhold For All
                                                  All  For All  Except                                          For Against Abstain
1.  ELECTION OF DIRECTORS:                                                 2.  SELECTION OF ARTHUR ANDERSEN LLP
                                                  / /    / /      / /          AS INDEPENDENT PUBLIC            / /   / /     / /
    Wilson K. Cadman; James P. Heffernan;                                      ACCOUNTANTS
    J. Bennett Johnston; James R. Thomas, II
                                                                               THE PROXIES ARE AUTHORIZED TO
    (NOTE: IF THIRD OVAL IS MARKED, CROSS                                      VOTE IN THEIR DISCRETION UPON
    THROUGH NAME(S) FOR WHOM VOTES ARE WITHHELD.)                              SUCH OTHER BUSINESS AS MAY
                                                                               PROPERLY COME BEFORE THE
                                                                               MEETING.


                                        Signed
                                              --------------------------------

                                              --------------------------------

The Columbia Gas System, Inc.           Dated:                         ,  1997
                                              -------------------------

-------------------------------------------------------------------------------
                                  Detach Here






TO COLUMBIA GAS STOCKHOLDERS:

Columbia's Annual Meeting of Stockholders will be held at 9:00 a.m.
(EDT) on Wednesday, May 21, 1997, at the Westin William Penn Hotel,      [LOGO]
530 William Penn Place, Pittsburgh, Pennsylvania.

Attached is your proxy card. Please read both sides and then mark, sign and date it. Please detach and return the card promptly in the enclosed business reply envelope. No postage is required if it is mailed in the United States.

Thank you for voting on these very important proxy issues.

Carolyn McKinney Afshar
Secretary
The Columbia Gas System, Inc.


--------------------------------------------------------------------------------
 Return to the Columbia Gas System, Inc., c/o Harris Trust Company of New York,
                     P.O. Box 7051, Rockford, IL 61125-9945

                         THE COLUMBIA GAS SYSTEM, INC.
--------------------------------------------------------------------------------
             PROXY FOR MAY 21, 1997, ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------
         (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned hereby appoints Malcolm Jozoff, Douglas E. Olesen and Oliver G. Richard III and any of them, Proxies, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of The Columbia Gas System, Inc., to be held at the Westin William Penn Hotel in Pittsburgh, Pa., on May 21, 1997, at 9:00 a.m. (EDT) and at any adjournment thereof or on any business that may properly come before the meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE REVERSE SIDE OF THIS CARD. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY FOR ALL NOMINEES FOR ELECTION AS DIRECTORS; FOR THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS; AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

If you receive more than one proxy card, please vote, sign and return all cards in the enclosed envelopes. Executors, administrators, trustees, etc., should give full title. For joint accounts, each joint owner should sign. Corporations should sign full corporation name by duly authorized officer with the signature attested by Corporate Secretary.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
            PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                                  Detach Here